UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2009

APPLIED ENERGETICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3590 East Columbia Street, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The Registrant entered into the Separation Agreement (defined below) with Dana A. Marshall, its former President, Chief Executive Officer and Chairman, as described below.

The Company entered into the Consulting Agreement (defined below) with Stephen McCahon, its former Executive Vice President, as described below.

Item 1.02.  Termination of a Material Definitive Agreement

On March 31, 2009, pursuant to the Separation Agreement, the Registrant’s employment agreement with Dana A. Marshall dated August 18, 2006, as amended, was terminated, except as to Section 7 (Confidentiality; Noncompetition; Nonsolicitation; Nondisparagement) and 8 (Executive’s Cooperation).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 28, 2009, James A. McDivitt resigned as a director of the Registrant.  At the Registrant’s request, Mr. McDivitt entered into a consulting agreement with the Registrant pursuant to which Mr. McDivitt will provide certain consulting services to the Registrant for a period of up to one year

On March 31, 2009, the Registrant and Dana A. Marshall entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Marshall no longer serves as director, President, Chief Executive Officer or Chairman of the Board of the Registrant. Pursuant to the terms of the Separation Agreement, Mr. Marshall will receive (i) a $135,000 lump sum payment and (ii) twelve (12) monthly payments of $29,167.  In addition, the Registrant agreed to accelerate the vesting of 137,500 unvested shares of restricted stock and unvested options to purchase 800,000 shares of common stock.

On March 31, 2009, Stephen McCahon resigned as Executive Vice President of the Registrant and entered into a consulting agreement (the “Consulting Agreement”) with the Registrant pursuant to which he agreed to provide business and technical services to the Registrant for an initial term of twelve months for a fee of $18,750 per month.

Item 5.03.  Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

(a)           On April 2, 2009, the Registrant amended its Amended and Restated By-laws to designate the powers of the Chairman of the Board by adding the following paragraph as Article IV Section 6 of the By-laws:

“The Board is empowered to appoint a Chairman of the Board of Directors.  The Chairman shall act as chairman of all meetings of the Board of Directors and at all special and annual meetings of stockholders, and shall have control over the agenda of such meetings, all in accordance with the provisions of these By-laws and the Certificate of Incorporation.  The Chairman shall perform such other duties as may from time to time be assigned to him by the Board.”

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibit 3.1 Amendment to Amended and Restated By-laws. Exhibit 99.1 Press Release dated April 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.
(Registrant)

By:	/s/ Kenneth Wallace
Kenneth Wallace
Chief Financial Officer

Date:  April 1, 2009